AS FILED WITH THE U. S. SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 2021

REGISTRATION NO. 333-254128

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

AMENDMENT NO. 4 TO

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

Findit, Inc.

(Exact name of registrant as specified in its charter)

_________________

Nevada	7370	30-1912453
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Number)	Identification No.)

5051 Peachtree Corners Circle #200

Peachtree Corners, GA 30092

(Address of Principal Executive Offices) (Zip Code)

(404) 443-3224

(Registrant’s telephone number, including area code)

Raymond Firth

5051 Peachtree Corners Circle #200

Peachtree Corners, GA 30092

Phone: (404) 443-3224

E-mail: rwf@findit.com

(Name, Address, Including Zip Code and Telephone Number,

Including Area Code, of Agent for Service)

WITH COPIES OF ALL CORRESPONDENCE TO:

Thomas C. Cook, Esq.

Law Offices of Thomas C. Cook

10470 W. Cheyenne Ave., Suite 115, PMB 303

Las Vegas, Nevada 89129

Phone: (702) 524-9151

E-mail: tccesq@aol.com

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company x
Emerging growth company x

SEC 870 (05-19) Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number. 1

Calculation of Registration Fee

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	FIXED PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common stock, $0.001 par value	10,000,000	$0.30	$3,000,000	$327.30

TOTAL	10,000,000	$0.30	$3,000,000	$ 327.30

(1)	Our common stock is not traded on any national exchange. Pursuant to Rule 457(a), the filing fee is based on the number of shares of the common stock offered hereunder, it has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculation of $0.30 per share for the common shares is a bona fide estimate of the offering price in accordance with Rule 457(a). The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the offering price, the Company considered such factors as the prospects, if any, of the previous experience of management, the present financial resources of the Company, and the likelihood of acceptance of this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U. S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _______________, 2021

PROSPECTUS

Findit, Inc.

10,000,000 shares of common stock being offered by Findit, Inc. at a fixed price of $0.30.

The shares of stock to be sold include: a) 10,000,000 shares, are being offered for sale to investors on a best-efforts basis a price of $0.30 per share.

Upon the effectiveness of this prospectus: the Selling Shareholder may sell the shares as detailed in the section entitled "Plan of Distribution."

We are an "emerging growth company" under applicable federal securities laws and will be subject to reduced public company reporting requirements.

We are registering up to 10,000,000 shares, representing 3.77% of our outstanding common stock if all shares are sold, for sale to investors by us at a price of $0.30 per share for a total of $3,000,000. This offering will terminate when all 10,000,000 shares are sold, or if not all the shares are sold the offering will close on October 31, 2021 unless we terminate it earlier. If the offering by the Company to sell 10,000,000 shares of common stock is not closed by October 31, 2021, management reserves the right to extend the offering for six months, pursuant to the rules of the Securities Act of 1933.

The "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security and obtain the purchaser's written consent prior to purchase. If our common stock is not listed on NASDAQ or a recognized stock exchange or its trading price is not $5.00 or more these rules may cause many potential purchasers to reconsider their intended purchase of our common stock. The application of these rules may make it difficult for purchasers in this offering to resell their shares. As of the date of this Prospectus, the Common Stock is not traded on NASDAQ or any recognized stock exchange.

Findit, Inc. owns Findit.com which is a Social Media Campaign Management interactive search • engine platform that provides Members the ability to post, share and manage their content. Once they have posted in Findit we ensure the content gets indexed in Findit Search results. Findit provides an open platform for anyone to submit URLs that they want to have indexed in Findit along with posting status updates through Right Now. Status Updates posted in Findit can be crawled by outside search engines to assist in additional organic indexing. All post can be shared to another eight prominent social and bookmarking sites. Findit provides Real Estate Agents the ability to create their own Findit Site where they can pull in their listing and others through their IDX account. Findit also offers News and Press Release Distribution. Findit, Inc. is focused on the development of monetized internet-based web products that increase brand awareness of both private and public companies along with individuals, entrepreneurs and artists. Findit provides retail sales in the CBD space. As of December 31, 2020, we have 269,745,006 common shares issued and outstanding Our common stock is quoted on the OTC Markets, LLC’s Current Pink tier under the symbol FDIT. There is no trading market for our preferred stock. After we close this offering, we expect to have an application filed with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for quotation on the OTC Markets OTCQB. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us. Further, we have no current plans to apply to have our preferred stock listed or quoted on any exchange or inter-dealer quotation system. The purchase of the securities offered through this prospectus involves a high degree of risk.

See "Risk Factors" beginning on page 10

Neither the U. S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares to be sold for our benefit will be offered by our sole officer/director, namely, Raymond Firth, on a best-efforts basis with no minimum.

The date of this prospectus is __________________, 2021

PROSPECTUS SUMMARY

FINDIT, INC.

The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 3. References to "we," "us," "our," "Findit, Inc.," or the "Company" mean Findit, Inc.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend, and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

Our Company

We were incorporated on December 23, 1998 as Findit, Inc., as a Nevada corporation. We consider ourselves to be an emerging growth company under applicable federal securities laws and will be subject to reduced public company reporting requirements. (See “Implications of Being an ‘Emerging Growth Company’” below in this Section)

Findit, Inc. owns Findit.com which is a Social Media Campaign Management interactive search • engine platform that provides Members the ability to post, share and manage their content. Once they have posted in Findit we ensure the content gets indexed in Findit Search results. Findit provides an open platform for anyone to submit URLs that they want to have indexed in Findit along with posting status updates through Right Now. Status Updates posted in Findit can be crawled by outside search engines to assist in additional organic indexing. All post can be shared to another eight prominent social and bookmarking sites. Findit provides Real Estate Agents the ability to create their own Findit Site where they can pull in their listing and others through their IDX account. Findit also offers News and Press Release Distribution. Findit, Inc. is focused on the development of monetized internet-based web products that increase brand awareness of both private and public companies along with individuals, entrepreneurs and artists. Findit provides retail sales in the CBD space.

Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our audited financial statements for the period from inception (December 23, 1998) to December 31, 2020, our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our registered independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. For the period from inception (December 23, 1998) through the year ended December 31, 2020, we experienced an operating loss of $84,604. As of December 31, 2020, we had cash on hand of $93,875 and other assets of $272,854. Management has agreed to contribute monies to the Company, as needed, to keep it operational for the next twelve months. Therefore, unless management continues to contribute capital to the Company, we shall be without funds to operate our business. Since we do not have any written agreements in place with our management, there is no guarantee that our management will contribute such money when and, in the amounts, needed to continue operations. Our sole officer and director is involved in other business endeavors, he intends to devote approximately 20-30 hours a week to our business on a going forward basis. Without the support of management, we must raise additional capital in order to continue operations and to implement our plan of operations. See "Description of Business" section that we need to raise $1,000,000 to obtain appropriate office space, hire and train staff and to market the company’s services. If we are unable to obtain a sufficient amount of funding required, either from our officers or outside funding, we shall be required to cease our operations and close our business which can result is a total loss of any investor's investments in our company.

Implications of Being an “Emerging Growth Company

As a public reporting company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

o·	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

o·	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis);

o·	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

o·	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

o·	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A; 5

o·	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

o·	are exempt from any PCAOB rules relating to mandatory audit firm rotation and any requirement to include an auditor discussion and analysis narrative in our audit report.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of these reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. Furthermore, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we (1) have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second fiscal quarter; or (2) for so long as we have a public float of zero, have annual revenues of less than $50 million during our most recently completed fiscal year.

Investors should be aware that we will be subject to the "Penny Stock" rules adopted by the Securities and Exchange Commission, which regulate broker-dealer practices in connection with transactions in Penny Stocks. These regulations may have the effect of reducing the level of trading activity, if any, in the secondary market for our stock, and investors in our common stock may find it difficult to sell their shares. Please see the disclosures under "Penny Stock Regulations" on Page 28 of this Prospectus for more information.

Our principal offices are located at 5051 Peachtree Corners Circle, #200, Peachtree Corners, GA 30092. Our telephone number is: (404) 443-3224.

The Offering

Securities Offered:

Fixed Price	The offering price to the public of the common shares is at a fixed price of $0.30 per share for the entire duration of the offering.

Shares Offered by Findit, Inc.	We are registering to sell to new investors up to 10,000,000 shares of common stock on a best-efforts basis. We will sell these shares to new investors at $0.30 per share. The Company will receive the proceeds of this offering, which will be used to offset the offering expenses.

Common Stock Outstanding Before the Offering:	269,745,006 shares

Common Stock Outstanding After the Offering:	279,745,006 shares if maximum sold

No Minimum	There is no minimum for this offering, funds will be released to us from our escrow agent after we ensure good funds are received and we will promptly issue shares to investors even if you are the sole purchaser in this offering

Termination of Offering	The offering will terminate when all 10,000,000 common shares are sold, or if less than 10,000,000 common shares are sold, the offering will close on October 31, 2021. Management reserves the right to extend the offering six months, pursuant to the rules of the Securities Act of 1933. The securities registered to the selling security holder under Rule 415(a)(2), may only be registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration statement.

Offering Price	The offering price of the common stock is $0.30 per share.

Use of Proceeds	If we are successful at selling all the shares the shares being offered by our Company, the offering will have raised $3,000,000. Prior to the offering, the Company had cash on hand of $93,875 and total assets of $272,854. We intend to use these proceeds to purchase advertisement, develop our website, and purchase further equipment needed for operations.

We are registering up to 10,000,000 shares of our common stock to be sold by an officer/director to the public at $0.30 per share.

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

The summary information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the December 31, 2019 audited financial statements and notes and the audited December 31, 2020 financial statements and notes thereto included elsewhere in this Prospectus.

Balance Sheet Data
	December 31, 2019 (audited)	December 31, 2020 (audited)

Total cash and equivalents	$37,975	$93,875
Total current assets	$37,975	$94,846
Total other assets	$53,785	$272,854

Total Assets	$91,760	$367,700

Total current liabilities	$77,517	$41,550
Total liabilities	$77,517	$190,061

Income Statement Data
	For the year ended December 31, 2019 (audited)	For the year ended December 31, 2020 (audited)
Revenues	$478,060	$404,392

Total Operating Expenses	480,485	580,943

Net income (loss) from Operations	$(209,567)	$(215,648)

Net income (loss) applicable to common shareholders	$(208,467)	$(215,648)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our preferred and common stock.

This offering and any investment in our preferred and common stock involves a high degree of risk. You should carefully consider the risks discussed in this section and all the information contained in this Prospectus before deciding whether to purchase our preferred or common stock.

If any of the following risks occur, our business, financial condition, and results of operations could be harmed. An investment in our common and preferred stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our preferred and common stock. If any of the following risks occur, our business, operating results, and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISK FACTORS RELATING TO OUR FINANCIAL CONDITION

1. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our financial statements included with this Registration Statement for the years ended December 31, 2019 and December 31, 2020, have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended December 31, 2020. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors. Since our auditors have raised a substantial doubt about our ability to continue as a going concern, this typically results greater difficulty to obtain loans than businesses that do not have a qualified auditor’s opinion. Additionally, any loans we might obtain may be on less advantageous terms. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our business.

We plan to seek additional funds through private placements of our preferred and common stock. You may be investing in a company that will not have the funds necessary to continue to deploy its business plan. If we are not able to achieve sufficient revenues or find financing to cover our expenses, then we likely will be forced to cease operations and investors will likely lose their entire investment.

2. WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

We have prepared audited financial statements for the years ended December 31, 2019 and December 31, 2020. For the period from inception (December 23, 1998) through the period ending December 31, 2020, we experienced an operating net loss of $84,604. We have cash on hand of $93,875. Our ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to develop and expand our operational activities. The ability to achieve profitable operations is in direct correlation to our ability to generate revenues or raise sufficient financing. Our near-term financing is this Offering, to help the Company raise $3,000,000, our long-term financing needs we will need to raise approximately $1,000,000, which are necessary to continue operations and to implement our plan of operations. We will require $40,000 this year and $50,000 per year going forward to cover the costs of being a public company. Further, management believes to continue operations and to implement our plan of operations, we will need to raise approximately $1,000,000 over a two-year period. It is important to note that even if the appropriate financing is received, there is no guarantee that we will ever be able to operate profitably or derive any significant revenues from its operation.

RISK FACTORS RELEATED TO OUR BUSINESS

3. IF WE FAIL TO IMPLEMENT OUR BUSINESS STRATEGY, OUR FINANCIAL PERFORMANCE AND OUR GROWTH COULD BE MATERIALLY AND ADVERSELY AFFECTED.

Our future financial performance and success are dependent in large part upon our ability to implement our business strategy successfully. Our business strategy includes several initiatives, including capitalizing on organic growth opportunities, growing complementary and integrated services lines, supplementing organic growth with strategic initiatives, and enhancing operational efficiencies and productivity. We may not be able to implement our business strategy successfully or achieve the anticipated benefits of our business strategy. If we are unable to do so, our long-term growth, profitability, and ability to service our debt will be adversely affected. Even if we are able to implement some or all the initiatives of our business strategy successfully, our operating results may not improve to the extent we anticipate, or at all. Implementation of our business strategy could also be affected by several factors beyond our control, such as changes in government regulation, increased competition, legal developments, general economic conditions or increased operating costs or expenses. In addition, to the extent we have misjudged the nature and extent of sector trends, or our competition, we may have difficulty in achieving our strategic objectives.

We may become subject to future lawsuits, claims, audits, and investigations that could result in substantial costs and divert our attention and resources and adversely affect our business condition. In addition, since our current growth strategy includes acquisitions, among other things, we may become exposed to legal claims for the activities of an acquired business prior to the acquisition. These lawsuits, claims, audits, or investigations, regardless of their merit or outcome, may also adversely affect our reputation and ability to expand our business.

4. IF WE DO NOT ATTRACT NEW CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We have not identified any customers and we cannot guarantee we ever will have any customers for our business. Even if we obtain new customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

5. BECAUSE OUR OFFICERS AND DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our officers and directors will only be devoting limited time to our operations. Each intends to devote approximately 20-30 hours per week to our business. In particular, Our Chief Executive Officer, Raymond Firth, and our board member, Thomas Powers, are also the Chief Executive Officer and Director, respectively, of ClassWorx, Inc.., a company currently trading on the OTC Pink Current tier under the symbol CHNO. Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, our operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.  It is possible that the demands on them from their other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

6. OUR MANAGEMENT HAS DISCRETION AS TO HOW TO USE ANY PROCEEDS FROM THE SALE OF COMMON STOCK.

The net proceeds from the sale of our common stock under this offering will be used for the purposes described under "Use of Proceeds." We reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated and which our management deems to be in the best interests of the company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this offering. Investors for the common stock offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend.

7. IN THE FUTURE, WE WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY.

Upon the effectiveness of our registration, we will incur legal, accounting and other expenses as a fully reporting public company. Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. There may be further increases if and when we are no longer an "emerging growth company." Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We expect to incur approximately $40,000 of incremental operating expenses in fiscal year 2020. We project that the total incremental operating expenses of being a public company will be approximately $50,000 for fiscal year 2021. The incremental costs are estimates, and actual incremental expenses could be materially different from these estimates. Unless we can generate sufficient revenues and profits, we may not be able to absorb the costs of being a public company.

8. As a result of operating as a public company, our management will be required to devote substantial time to new compliance initiatives.

We have never operated as a public company. As a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. There may be further increases if and when we are no longer an "emerging growth company". The Sarbanes-Oxley Act of 2002, the Dodd-Frank Act of 2010, and rules subsequently implemented and yet to be implemented by the U. S. Securities and Exchange Commission have imposed and will impose various new requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly, particularly after we are no longer an "emerging growth company." For example, we expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management, as required by Section 404 of the Sarbanes-Oxley Act. Compliance will require us to increase our general and administrative expense in order to pay added compliance personnel, outside legal counsel and consultants to assist us in, among other things, external reporting, instituting and monitoring a more comprehensive compliance function and board governance function, establishing and maintaining internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, and preparing and distributing periodic public reports in compliance with our obligations under the U.S. federal securities laws. We currently do not have an internal audit group, and we will evaluate the need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, the market price of our stock could decline.

However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (a) the last day of our fiscal year during which we have total annual gross revenues of at least $1.0 billion; (b) the last day of our fiscal year ending after the fifth anniversary of the completion of this offering; (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer" under the Exchange Act.

9. We are an “emerging growth company” and our election to delay adoption of new or revised accounting standards applicable to public companies may result in our financial statements not being comparable to those of some other public companies. As a result of this and other reduced disclosure requirements applicable to emerging growth companies, our securities may be less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of exemptions from certain reporting requirements available to “emerging growth companies” under that Act, including but not limited to not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (relating to the effectiveness of our internal control over financial reporting), reduced disclosure obligations regarding executive compensation in our periodic reports and any proxy statements we may be required to file, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would apply to private companies.

We are electing to delay such adoption of new or revised accounting standards and, as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not “emerging growth companies.” Consequently, our financial statements may not be comparable to the financial statements of other public companies. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” In this regard, we will remain an “emerging growth company” for up to five years after the first sale of our common equity securities under an effective registration statement, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the next following December 31.

We cannot predict if investors will find our securities less attractive due to our reliance on these exemptions. If investors were to find our securities less attractive as a result of our election, we may have difficulty raising in this offering and future offerings.

RISK FACTORS RELATING TO OUR PREFERRED AND COMMON STOCK AND THIS OFFERING

10. INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be released from the escrow account to the Company if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds during the offering period. If the offering is not closed by October 31, 2021, management reserves the right to extend the offering for six months, pursuant to the rules of the Securities Act of 1933.

11. OUR PREFERRED STOCK DOES NOT PAY ANY DIVIDENDS AND CAN BE CONSIDERED ILLIQUID.

We have two Series of Preferred Shares issued and outstanding. Our preferred stock, par value $0.001, holds a voting weight of 2,500 common shares for each Series A preferred share, and 1,000 common shares for each Series B preferred share, and shall not be entitled to receive any dividends, shall not have any liquidation rights.

Management has no intention to apply to have any Series of the Company’s preferred stock listed or quoted on any exchange or inter-dealer quotation system. This will make ownership of our preferred shares illiquid.

12. WE HAVE NEVER DECLARED DIVIDENDS ON OUR COMMON STOCK AND DO NOT PLAN TO DO SO IN THE FORESEEABLE FUTURE.

We intend to retain any future earnings to finance the operation and expansion of its business and do not anticipate paying any cash dividends in the foreseeable future. As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any. You should not rely on an investment in our company if you require dividend income. The only possibility of any income to investors would come from any rise in the market price of your stock, which is uncertain and unpredictable.

A holder of common stock will be entitled to receive dividends only when, as, and if declared by the Board of Directors out of funds legally available therefore. We have never issued dividends on our common stock. Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, and other circumstances.

13. THE PRICE OF OUR COMMON STOCK OFFERED IN THE OFFERING HAS BEEN ARBITRARILY ESTABLISHED BY OUR MANAGEMENT.

The offering price has been arbitrarily determined by our management and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. This is especially the case if an investment in our company results in a stock price as determined by the market less than our initial offering. In that case, shares in our company could be purchased in the open market below our initial offering price. This would result in a loss of money for any investors in this offering.

14. THERE ARE NO COMMITMENTS TO PURCHASE ANY OF OUR COMMON STOCK OFFERED HEREUNDER.

There is no commitment of any kind on the part of anyone to purchase all or any part of the 10,000,000 shares being offered hereby; consequently, we can give no assurance that all or any of the shares will be sold. There is no minimum amount to be raised in this offering, investors may lose their entire investment if the offering does not raise enough funds to sustain your business. Management plans to solicit friends and acquaintances to purchase stock in this offering. Management believes there are a very limited number of purchasers of our common stock. Further, any purchasers of our common stock will not have any liquidity to sell their stock in our Company.

15. WE DO NOT HAVE INSURANCE AND, THEREFORE, LIABILITY WE INCUR COULD HAVE SUBSTANTIAL IMPACT ON OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have limited capital and, therefore, we do not currently have a policy of insurance against liabilities arising out of the negligence of our officer and director and/or arising from deficiencies in any of our business operations. Even assuming we obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against us, our officers and directors, or our business operations or assets. Any such liability which might arise could be substantial and would likely exceed our total assets. However, our Articles of Incorporation and Bylaws provide for indemnification of officers and directors to the fullest extent permitted under Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons, it is the opinion of the U. S. Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

16. IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD AND AS A RESULT, INVESTORS MAY BE MISLED AND LOSE CONFIDENCE IN OUR FINANCIAL REPORTING AND DISCLOSURES, AND THE PRICE OF OUR PREFERRED AND COMMON STOCK MAY BE NEGATIVELY AFFECTED.

The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. A "significant deficiency" means a deficiency or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness yet important enough to merit attention by those responsible for oversight of the Company's financial reporting. A "material weakness" is a deficiency or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

As of December 31, 2020, management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting. The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; and (2) inadequate segregation of duties consistent with control objectives.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Failure to provide effective internal controls may cause investors to lose confidence in our financial reporting and may negatively affect the price of our preferred and common stock. Moreover, effective internal controls are necessary to produce accurate, reliable financial reports and to prevent fraud. If we have deficiencies in our internal controls over financial reporting, these deficiencies may negatively impact our business and operations.

17. YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE "BLUE SKY" LAWS.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of Nevada and we will rely on exemptions found in NRS 90.460 of the Nevada Revised Statutes. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our preferred and common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

18. LOW-PRICED STOCKS MAY AFFECT THE RESELL OF OUR SHARES.

Penny Stock Regulation Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock; the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. When the Registration Statement becomes effective and the Company's securities become registered, the stock will likely have a trading price of less than $5.00 per share and will not be traded on any exchanges. Therefore, the Company's stock is initially selling at $0.30 per share they will become subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.

19. WE MAY NOT BE SUCCESSFUL IN MOVING UP TO THE OTCQB

Findit, Inc. currently trades its common stock on the OTC Markets, LLC’s OTC Pink tier. It is our intention to apply to be listed for trading on OTC Markets, LLC’s OTCQB tier. However, there is no assurance that our application to trade on the OTCQB will be accepted. In that case, our common stock will continue to be listed on the OTC Pink tier.

20. THERE IS A CONCENTRATION OF VOTING POWER WTH MANAGEMENT

There is a concentration of voting power with Raymond Firth and entities associated with Holly Andrews. There are 5,000,000 Series A Preferred Shares issued and outstanding as of December 31, 2020, and each share of Series A Preferred Stock carries the weight of two thousand five hundred (2,500) votes for each share of common stock. There are 4,500,000 Series B Preferred Shares issued and outstanding as of December 31, 2020, and each share of Series B Preferred Stock carries the weight of one thousand (1,000) votes for each share of common stock. All shares of Series A and Series B Preferred shares currently outstanding are controlled by Mr. Firth and Ms. Andrews. Additionally, Mr. Firth and Ms. Andrews collectively control approximately 74% of the Company’s common stock. As such, Mr. Firth and Ms. Andrews may make all material decisions regarding the operation and corporate governance of Findit, Inc. Common stockholders do not have separate class voting rights for matters that affect their rights and privileges.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under "Risk Factors" and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievement. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the registered preferred stock or common shares being offered for sale by the selling security holder. However, we will receive up to $3,000,000 in proceeds from the sale of shares offered by us under this prospectus. The proceeds we receive shall be used to further our business operations. Management does not have any intentions of using the proceeds from to offering to repay any portion of recent related-party loans.

Use of Proceeds

Since there is no minimum offering, the following chart outlines the use of proceeds, after the closing of this offering based on different levels of the offering 's success.

Percent of $3,000,000 Offering Achieved

	25%	50%	75%	100%
Total Proceeds	$750,000	$1,500,000	$2,250,000	$3,000,000

Less: Offering Expenses

Commissions & Finders Fees	0	0	0	0
SEC Registration Fee	26	26	26	26
Legal Fees*	$15,000	$15,000	$15,000	$15,000
Audit fees*	$10,000	$10,000	$10,000	$10,000
Transfer Agent fees*	200	400	600	800
Copying*	50	50	70	100
Total Offering Expenses	$25,276	$25,476	$25,696	$25,026

Net Proceeds from Offering	$724,724	$1,474,524	$2,224,304	$2,974,974

*Estimated Expenses

Below is a brief description of our estimated use of the net proceeds from this offering at $1,000,000, $2,000,000 and $3,000,000 raised.

$1,000,000	$2,000,000	$3,000,000

Developers 240,000	Developers 480,000	Developers 840,000
Designer 60,000	Designer 120,000	Designer 180,000
Sales Team 180,000	Sales Team 380,000	Sales Team 380,000
Advertising 120,000	Advertising 260,000	Advertising 360,000
Marketing 120,000	Marketing 240,000	Marketing 340,000
Public Relations 60,000	Public Relations 60,000	Public Relations 120,000
News/Press Releases 7,000	News/Press Releases 7,000	Investor Relations 90,000
Content Writers 60,000	Content Writers 160,000	News/Press Releases 15,000
Filings 15,000	Filings 15,000	Content Writers 200,000
Legal 30,000	Legal 30,000	Filings 15,000
Accounting 30,000	Accounting 30,000	Legal 30,000
Rent/Utilities 34,000	Rent Utilities 68000	Accounting 30,000
Debt (SBA Loan) 24,000	Debt (SBA Loan) 100,000	Rent Utilities 130,000
Insurance 20,000	Insurance 50,000	Insurance 120,000
Debt (SBA Loan) 150,000

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Findit, Inc. issued and outstanding stock. The following table sets forth on a pro forma basis at December 31, 2020, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price paid per share (assuming a proposed public offering price of $0.30 per share).

The dilution calculations we have set forth in this section reflect an offering price of $0.30 per share.

As of December 31, 2020, we had a net tangible book value of $112,003 or $(0.0004) per share of issued and outstanding common stock.

The following table illustrates the dilution to the purchaser of the common stock in this offering.

Dilution Table

Funding Level	33%	66%	100%
Shares from offering at respective funding level	3,333,333	6,666,666	10,000,000
Proceeds	$1,000,000	$2,000,000	$3,000,000
Offering price per share	$0.30	$0.30	$0.30
Net tangible book value per share prior to offering	$0.0004	$0.0004	$0.0004
Increase per share attributable to investors	$0.0037	$0.0073	$0.0109
Net tangible book value per share after offering	$0.0041	$0.0077	$0.0113
Dilution to investors	$0.2959	$0.2923	$0.2887
Dilution as a percentage of offering price	98.63%	97.44%	96.24%

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares we are registering. Since there is no established public trading market for our common stock, the common shares offering price was arbitrarily established by us and bears no relationship to any objective criterion of value. Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculation of $0.30 per share for the common shares is a bona fide estimate of the offering price in accordance with Rule 457(a). This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founder, our assets, earnings, book value or any other criteria of value. No valuation or appraisal has been prepared for our business. The offering price should not be regarded as an indicator of the market price, if any, of the common stock that may develop in a trading market after this offering, which is likely to fluctuate. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price. The offering of the common shares is at a fixed price of $0.30 per share for the entire duration of the offering. The $0.30 fixed price of the shares that are being offered on a best-efforts basis was arbitrarily determined.

PLAN OF DISTRIBUTION

The Offering

This prospectus relates to the following:

We are offering up to a total of 10,000,000 shares. The offering price is at a fixed price $0.30 per share for the entire duration of the offering. The Offering will close on October 31, 2021, unless terminated earlier or extended by management for an additional six months, pursuant to the rules of the Securities Act of 1933.

The offering relates to the sale by us of up to 10,000,000 shares of common stock. We have established an escrow account with our corporate attorney for funds received by us from prospective investors. The purpose of the escrow account is to ensure we receive "good funds" before we accept the Subscription Agreement. Good funds are considered cashier's checks or personal checks that have cleared the bank. There is no minimum for this offering. Therefore, after the funds are received and the subscription accepted, shares will be promptly issued by us to investors even if you are the sole purchaser in this offering. Investors do not have the right to withdraw invested funds. Subscription payments will be released from the escrow account to us if the Subscription Agreements and funds are in good order. Therefore, once an investment is made, investors will not have the use or right to return of such funds during the offering period,

The offering is being conducted on a self-underwritten, best effort basis, which means our officer/director will attempt to sell the shares. We cannot assure you that all the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may not be able to sell all of 10,000,000 shares in this offering. All subscription funds will be held in our attorney's Trust Account.

The shares will be offered at a fixed price of $0.30 per share from the effective date of this prospectus until October 31, 2021, unless terminated earlier or extended by management for an additional six months, pursuant to the rules of the Securities Act of 1933. Certificates for shares purchased will be issued and distributed promptly after any shares are sold, the subscription is accepted, and "good funds" are received in our escrow account.

The proceeds from the sale of the shares in this offering will be payable to Findit, Inc.

We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason, based on whether good funds are received or if we receive subscriptions for more than our 10,000,000 share offering. Subscriptions will be accepted or rejected promptly. All checks from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

We have no intention of inviting broker-dealer participation in this offering.

Our officer/director intends to seek to sell the common stock to be sold by us in this offering by contacting persons with whom she has had prior contact who have expressed interest in the Company, and by seeking additional persons who may have interest through various methods such as telephone, and email. Any solicitations by mail or email will be preceded by or accompanied by a copy of this Prospectus. We do not intend to offer the securities over the Internet or through general solicitation or advertising. Our sole officer and director are relying on an exemption from registration as a broker-dealer pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 in that they are not statutorily disqualified, are not associated with a broker or dealer, are not receiving compensation related to these transactions, and perform substantial other duties for us.

We further represent:

  Our officer and directors are not a broker, dealer or associated persons of brokers or dealers within the preceding 12 months; and

  Our officer and directors have not participated in the selling offerings of securities for any issuer more than once every 12 months other than in reliance on Rule 3a4-1(a)4(1) or (a)4(iii).

Findit, Inc. Common Stock is currently quoted on the OTC Markets, LLC’s Pink Current tier under the symbol FDIT. We intend to apply for admission to quotation of our securities on the OTC Markets OTCQB after we close this offering. The shares of Findit, Inc. Common Stock distributed to stockholders will be freely transferable, except for (1) shares of Findit, Inc. Common Stock received by persons who may be deemed to be affiliates of Findit, Inc. under the Securities Act of 1933, as amended (the "Securities Act"); and (2) shares of Findit, Inc. Common Stock received by persons who hold restricted shares of Findit, Inc. common stock. Persons who may be deemed to be affiliates of Findit, Inc. after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with Findit, Inc. and may include certain directors, officers and significant stockholders of Findit, Inc. Persons who are affiliates of Findit, Inc. will be permitted to sell their shares of Findit, Inc. Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

Findit, Inc. stockholders may sell their common stock following the Distribution. Whether an active trading market for Findit, Inc. common stock will be maintained after the Distribution and the prices for Findit, Inc. common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, Findit, Inc.'s results of operations, what investors think of Findit, Inc. and its industries, changes in economic conditions in its industries and general economic and market conditions.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is quoted. Market fluctuations could have a material adverse impact on the trading price of the Findit, Inc. Common Stock.

Admission to Quotation on the OTC Markets OTCQB

We hope to have our common stock be quoted on the OTC Markets OTCQB. If our securities are not quoted on the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTCQB differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Markets OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTCQB our securities will trade on the OTCQB. We may not now or ever be qualified for quotation on the OTCQB. We have not begun the application process for listing on the OTCQB. We do not expect to begin the application process until we receive a notice of effectiveness for this Registration Statement and the shares have been distributed to our shareholders.

Penny Stock Regulations

You should note that our both our preferred and common stock are a penny stock. The U. S. Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and; (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Blue Sky Restrictions on Resale

If the selling security holder wants to sell shares of our registered preferred stock or common stock under this registration statement in the United States, the selling security holder will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our preferred and common stock is exempt from registration with that state for secondary sales. Any person who purchases shares of our preferred and common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses which we are paying are set forth in the following table.

Nature of Expenses:

U.S. Securities and Exchange Commission Registration Fee	$26
Legal Fees and Miscellaneous Expenses*	$15,000
Audit Fees*	$10,000
Transfer Agent Fees*	$800
Printing*	$100

Total Expenses	$25,926

*Estimated Expenses

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001, 50,000,000 shares of Series A preferred stock, par value $0.001, and 5,000,000 shares of Series B preferred stock, par value $0.001. As of December 31, 2020, there were 269,745,006 shares of our common stock issued and outstanding, held by 157 shareholders of record, 5,000,000 shares of Series A preferred stock issued and outstanding, held by two shareholders of record, and 4,900,000 shares of Series B preferred stock issued and outstanding, held by two shareholders of record.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Series A Preferred Shares consist of 50,000,000 authorized shares, par value $0.001. There are 5,000,000 Series A Preferred Shares issued and outstanding as of December 31, 2020. The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends and shall not have any liquidation rights. The holders of Series A Preferred Stock shall be entitled to (a) notice of any meeting of the shareholders of the Corporation; and (b) have the power to vote each share at any shareholder meeting, where each share of Series A Preferred Stock carries the weight of two thousand five hundred (2,500) votes for each share of common stock.

Series B Preferred Shares consist of 5,000,000 authorized shares, par value $0.001. There are 4,500,000 Series B Preferred Shares issued and outstanding as of December 31, 2020. The holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends and shall not have any liquidation rights. The holders of Series B Preferred Stock shall be entitled to (a) notice of any meeting of the shareholders of the Corporation; and (b) have the power to vote each share at any shareholder meeting, where each share of Series B Preferred Stock carries the weight of one thousand (1,000) votes for each share of common stock.

Dividend Policy. We have never issued any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Stock Option Plan. We have not approved any stock option plans.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. The shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Rule 144

In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provides:

If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed "Form 10 information" with the SEC.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC.

In order for Rule 144 to be available, Findit, Inc. must have certain information publicly available. We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act, in as much as we have filed the registration statement with respect to this prospectus.

DESCRIPTION OF BUSINESS

Company History

We were incorporated on December 23, 1998 as Findit, Inc., a Nevada corporation.

Company Overview

Findit, Inc. owns Findit.com and the Findit App that is available in Android and IOS through the Google Play Store and the Apple App store. Findit.com and the Findit App operate as a Social Media Content Management Platform, that includes its own interactive search engine. Members can utilize Findit search to submit URLs they want Findit to index in Findit search results. Nonmembers can come to Findit and enter search queries, Findit returns matching search results from content posted in Findit along with outside web pages that have been submitted.

Both Findit.com the website and the Findit App are accessible to anyone, this means you do not need to be a member of Findit to view or search content posted in Findit. Anyone that wants to have content indexed in Findit search or viewed by visitors on Findit can do so by creating a free account and posting their content to the various verticals Findit offers.

Claim Your Name – Claim Your Name is a tool offered on Findit to members that want to have a specific URL extension after Findit.com can purchase these URLs on Findit. The purchase price for one is currently $9.95. The price has varied over several years. Members that run paid for online marketing campaigns with Findit, Inc. often get multiple Finidt URLs as part of their campaign budget. The Claim Your Name feature does provide members that have specific words in their extension URLs do get preferential indexing in Findit’s search engine.

Search Engine Optimization- Findit provides online Search Engine Optimization services also known as SEO. Findit offers these services to clients to that are seeking to index better in search engines that include but are not limited to Findit, Google, Yahoo and Bing. SEO services are offered from Findit as a one time payment for a specific task or on an ongoing basis, typically paid for monthly.

Content Campaigns- Findit® offers businesses and individuals online content campaigns. These campaigns provide Findit clients/customers with content that the Findit staff creates and posts the content created within the Findit members account that hired Findit. This content can include written words, videos, pictures, audio and back links. The purpose of these types of campaigns is to provide the Findit client with additional content for Findit and outside search engines that include but are not limited to Google, Yahoo and Bings to index and increase the clients overall online web presence organically. The content created and posted to Findit can also be shared to outside websites that are typically other social networking sites. These social sites are Facebook, Twitter, Pinterest, LinkedIN, Instagram (from the APP to IM) along with approximately 80 other social and bookmarking sites. The share function is on the Findit.com website and is provided through ShareThis®. Content campaigns typically are offered in 30 day intervals and clients automatically renew. At this time Findit does not lock clients in for more than 30 days and offer this service based on the number of pieces of content created. The content created is typically done over 30 days, but can be done in shorter or longer period of time depending on the clients instructions.

Social Media Campaigns- Findit offers clients Social Media campaign services as a paid for service. These services are offered to clients that are typically seeking more engagement from individuals on social networking sites. Clients are looking to build brand awareness, more friends and or followers, receive comments on posts, likes and or other reactions Members of Findit can also use Findit themselves to run social media campaigns without paying Findit any monies. Findit does offer some paid for tools to enhance a social media campaign that the Findit member can opt in and pay for. This includes a promoted post feature. A promoted post is currently offered at $19.00 per promoted post. A post that is promoted is created in the Findit Right Now status update section of Findit.com or from the Findit App. The member can select to have the post promoted for $19.00. Once a member selects to have the post promoted a Findit social media person will take that Right Now post and share it through Findit’s social networking accounts. These accounts include but are not limited to Google My Business, Facebook, Pinterest, Twitter and LinkedIn.

Web Design – Findit offers web design services. Findit tends to develop and build sites using Wordpress. Sites are typically built for existing clients that are utilizing Findit’s services on a monthly basis to enhance their online presence. Findit web design services are not advertised on the website as a service. The web design service is typically offered to an existing client that may benefit from a newer version website. Findit provides Members the ability to post content and once it is posted they have the option to  share the content they posted to outside websites that include but are not limited to Facebook, Pinterest, LinkiedIN, Twitter and more. In addition to the member who posts the content, anyone who views the content also has the ability to share the content to their social accounts. Once content is posted in Findit, the content gets indexed in Findit Search results.

With Findit's open platform for anyone to submit URLs that they want to have indexed in Findit along with posting status updates through Right Now. Status Updates posted in Findit can be crawled by outside search engines to assist in additional organic indexing. All post can be shared to other social and bookmarking sites.

Findit provides Real Estate Agents the ability to create their own Findit Site where they can pull and post their listing and pull in listings through IDX account.

Findit also provides News and Press Release Distribution. services.

Findit, Inc. has developed a social networking App that is available to Android and iOS devices.

Findit is is focused on the development of monetized internet-based web and app products that increase brand awareness for both private and public companies along with individuals, entrepreneurs and artists.

Findit does provide B2C sales in the CBD space as well.

Findit downloads according to Google Android Playstore is 500 plus (we do not have a specific count) and Apple IOS is reporting 8 as of April 14th 2021. These numbers are provided from Google and Apple through our accounts.  A Findit member is someone who has created a Findit account by creating a username and password on the platform. The number of members that have generated revenue in 2020 is approximately 30 customers/members . We do not determine at this time which members are active and which members are inactive. We currently do not have code written that provides these analytics. Part of the use of proceeds will enable us to bring on additional developers that will be able to write code that will provide this data.

Additionally, we may not be successful in further monetizing Findit. We currently monetize Findit in several ways, through online content marketing campaigns, offering online products and tools through Findit.com and through our CBD Topical lines; Urban CBD Collective and Urban Lifestyle Collective. If users stop using the Findit platform or we do not have growth from new user’s this will hinder Findit’s growth in the event ales from CBD Topical products does not increase this will also prevent us from future growth in this sector of our business. If the Findit Platform does not attract new members that post content or view content this could affect revenue, our financial performance and ability to grow revenue could be adversely affected.

CBD Market Opportunity:

Currently the US market for industrial hemp and the products produced from industrial hemp is roughly USD 4.63 billion with CAGR of 13.7%. The global industrial hemp market is expected to reach USD $13.03 Billion by 2026, according to a new report by Reports and Data. Hemp may be cultivated as a renewable source for raw materials that can be implemented into numerous products. It is a lucrative rotation crop for farmers attributing to the characteristics of hemp to take in CO2, detoxify the soil, and inhibit soil erosion. Hemp seeds and flowers find application in health foods, organic cosmetic products, and other nutraceuticals (pharmaceutical- and standardized nutrient) whereas the fibers and stalks are incorporated in construction materials (such as hempcrete, hemp tile, hemp insulation), hemp clothing, paper, plastic composites, and biofuel among others. The total revenue generated from the sales of hemp products in the U.S. contributed to a substantial share of the global market. However, as of today most of the raw hemp material used in U.S. consumer products were imported from other countries.

Competition

We face significant competition in almost every aspect of our business, including from companies such as Google, Microsoft, Facebook, Instagram, Twitter, Zillow and other press release distribution services. These competitors which offer a variety of Internet products, services, content, and online advertising offerings, as well as from mobile devices that offer products and services that may compete with specific Findit features. We also face competition from traditional and online media businesses for content to be posted on the Findit Platform.

We currently are not running paid for advertising campaigns on Findit, but we plan to in the future. When Findit does offer paid for advertising we expect to face competition from these same companies. We compete broadly with Facebook, Instagram and Twitters social networking offerings along with Google, Yahoo and Bing for search queries. As we introduce new products, as our existing products evolve, or as other companies introduce new products and services, we may become subject to additional competition.

Some of our current and potential competitors have significantly greater resources and better competitive positions in certain markets than we do. These factors may allow our competitors to respond more effectively than us to new or emerging technologies and changes in market requirements. Our competitors may develop products, features, or services that are similar to ours or that achieve greater market acceptance, may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. Certain competitors, including Google, could use strong or dominant positions in one or more markets to gain competitive advantage against us in creating a similar search feature that offers people the ability to submit web pages for indexing under various titles and descriptions. Other social networking sites or sites that do not exist yet could create similar featured Findit offers to compete with our market share. As a result, our competitors may acquire and engage users at the expense of the growth or engagement of our user base, which may negatively affect our business and financial results.

We believe that our ability to compete effectively depends upon many factors both within and beyond our control, including:

•	the usefulness, ease of use, performance, and reliability of our products compared to our competitors;

•	the size and composition of our user base;

•	the engagement of our users with our products;

•	the timing and market acceptance of our products and our tools;

•	our ability to monetize our products, including our ability to successfully monetize app usage;

Revenue

We do not generate revenue specifically through the Findit App at this time. We are beginning to serve up ads but as of today there has been no specific revenue that can be attributed to the Findit App. Findit members that hire us to create online marketing campaigns and provide them with Search Engine Optimization Services (SEO) we segregated the revenues in the audited financial statements which break out Findit online services we provide to paying members from sales of CBD Topical essential oils.  There are no other revenues reflected in the statements.

Regulation

Legal Status of CBD Products

The 2018 Farm Bill provided legal status to Hemp, a strain of cannabis with a very low THC content but typically high levels of CBD. While this has certainly opened many doors for companies and consumers alike, there are some strict regulations governing what kind of CBD products are allowed to be sold or purchased. According to FDA commissioner Scott Gottlieb, “It’s unlawful under the Federal Food, Drug, and cosmetic Act to introduce food containing added CBD or THC into interstate commerce, or to market CBD or THC products as, or in, dietary supplements, regardless of whether the substances are hemp derived.” Multiple states have banned CBD edibles and supplements, including Maine, New York, Ohio and California. Further, under the Federal Food, drug, and Cosmetic Act, it is illegal to claim that a specific CBD product can cure or treat any disease or health condition.

All of the Company’s CBD products are fully developed and marketed within the United States. Our CBD products, both currently in production and planned for the future, will not contain greater than 0.3%THC. Finally, as our CBD products are derived from hemp and not from marijuana, they do not fall within the purview of the Controlled Substances Act of 1970.

Number of Members on Social Sites

The number of active users on the social sites are as follows:

Facebook:  2.45 billion monthly active users with 1.62 million daily users

https://blog.hootsuite.com/facebook-demographics/

Pinterest: Pinterest has more than 320 million monthly active users. At the end of 2019, Pinterest reported having 322 million monthly active users worldwide. While nearly one third of those users are from the US, the number of users outside the US is growing rapidly.

https://sproutsocial.com/insights/pinterest-statistics/

Twitter: There are 330 million monthly active users and 145 million daily active users on Twitter. 63 percent of all Twitter users worldwide are between 35 and 65.

https://www.google.com/search?ei=YPB8Xv7xKIWtytMP2PedqAk&q=number+of+active+users+on+twitter&oq=number+of+active+users+on+twitter&gs_l=psy-ab.3..0j0i22i30l4j0i333l4.1300.1963..2083...0.5..0.84.577.7......0....1..gws-wiz.......0i71.ej8ZlFd1k3c&ved=0ahUKEwj-ofzW3rjoAhWFlnIEHdh7B5UQ4dUDCAs&uact=5

LinkedIn: Of the 500 million total LinkedIn users and 250 million monthly active users, only 3 million share content on a weekly basis – just a touch over 1% of monthly users. That means 3 million users are getting 9 billion impressions each week.

https://foundationinc.co/lab/b2b-marketing-linkedin-stats/

Instagram: More than 500 million active users are using the platform daily. As of now, the Instagram app is one of the most popular social networks worldwide.Nov 29, 2019

https://www.oberlo.com/blog/instagram-stats-every-marketer-should-know

Snapchat: As of June 2019, Snapchat has reached 210 million active daily users (Statista, 2019). That's a lot of daily active users. For comparison, Snapchat had 190 million daily active users in the first quarter of 2019, and 188 million in the second quarter of 2018.Jan 3, 2020

https://www.oberlo.com/blog/snapchat-statistics

Overall Market Cap

Facebook: Facebook's market cap is 422.2 billion.

https://finbox.com/NASDAQGS:FB/explorer/market_cap

Twitter: 20.72 billion

https://ycharts.com/companies/TWTR/market_cap

Pinterest: 8.73 billion

https://ycharts.com/companies/PINS

Snapchat: 16.28 billion

https://ycharts.com/companies/SNAP

LinkedIn: 26,560 million

https://www.gurufocus.com/term/mktcap/NYSE:LNKD/Market-Cap--M/LinkedIn

Please note that Findit, Inc. does not have any relationships with any of the social media companies listed above. The discussion of these social media sites is for the the purpose of illustrating how risky the competitive landscape is for Findit, Inc.

Advertising Revenue Combined:

According to Zenith's report, paid search ads will take in $107 billion in 2019 and own 17% of global ad spend. This is the first year paid search ads are expected to generate more than $100 billion globally, up 8% from last year.

https://marketingland.com/social-media-ad-spend-to-surpass-print-for-first-time-268998

Potential Ad Revenue Spending:

Ad spending in the Social Media Advertising segment amounts to US$102,292m in 2020. Ad spending is expected to show an annual growth rate (CAGR 2020-2023) of 7.0%, resulting in a market volume of US$125,482m by 2023.

CBD Overall Potential of the Market:

The worldwide market for Cannabidiol (CBD) is expected to grow at a CAGR of roughly 32.0% over the next five years, will reach 1251.8 million US$ in 2024, from 311.8 million US$ in 2019, according to a new study.Jul 9, 2019

https://www.marketwatch.com/press-release/cannabidiol-cbd-market-2019-global-industry-trends-future-growth-regional-overview-market-share-size-revenue-and-forecast-outlook-till-2024-2019-07-09

CBD Market Size Worth USD 2207.16 Billion With 125.5% CAGR By 2026 - MarketWatch.Sep 21, 2019

https://www.marketwatch.com/press-release/cbd-market-size-worth-usd-220716-billion-with-1255-cagr-by-2026-2019-09-21

We rent office space services from an office workplace at 5051 Peachtree Corners Cir #200, Peachtree Corners, GA 30092.

There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business. Without additional funding, which is currently not available to us, it is most likely that our business model will fail, and we shall be forced to cease operations.

Management does not believe we have sufficient funds to pay for legal and accounting expenses to maintain our status as full reporting company for the next twelve (12) months. Based on this shortfall, management has agreed to donate sufficient funds to the company to keep it operational for the next twelve (12) months. Management has determined that an additional $1,000,000 will be needed to build its business operations to its full capacity. These funds will help finance the renting of additional office space, the hiring and training of additional employees, and the marketing efforts needed to fully launch our operations. In the meantime, management plans to initiate its business operations on a limited basis, by building a customer base and operating where it has the capacity to do so. Whether or not the Company raises any funds in this offering, it still plans to launch its business plan. If the Company is successful in raising the amount of this offering, $200,000, these funds would help the Company market and advertise its services.

There can be no assurance that the actual expenses incurred will not materially exceed our estimates in maintaining our fully reporting status. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement.

Marketing Strategy

Our marketing strategy is simple and direct:

•	Consumers will be marketed through the Internet, magazines and other electronic and print media
•	Targeted groups will be marketed by the branding of the Findit, Inc. name and logo through specific media channels focused direct marketing campaigns, electronic media, trade shows, industry publications, newspapers, and other industry specific events, as well as traditional distribution channels.

•	Joint Venture partnerships shall be secured that allow the Company’s services to be offered to patients who are insured by various health insurance carriers.

Patents, Trademarks and Licenses

We own the following trademarks:

Findit

Findit.com

Urban CBD Collective

Urban Lifestyle Collective

Employees

The Company currently has no employees. All of the business operational functions are performed by our officers and directors. These individuals perform all of the job functions for the Company. Our officers plan to devote 20-30 hours per week of their time to our business.

i.	The Company's performance is dependent on the performance of its officers. In particular, the Company's success depends on his ability to develop a business strategy which will be successful for the Company.

ii.	The Company does not carry key person life insurance on any of its personnel. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, results of operations and financial condition of the Company. The Company's future success also depends on its ability to retain and attract highly qualified technical and managerial personnel.

iii.	There can be no assurance that the Company will be able to retain its key managerial and technical personnel or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. The inability to attract and retain the technical and managerial personnel necessary to support the growth of the Company's business, due to, among other things, a large increase in the wages demanded by such personnel, could have a material adverse effect upon the Company's business, results of operations and financial condition.

DESCRIPTION OF PROPERTY

We rent office space services from an office workplace at 5051 Peachtree Corners Cir #200, Peachtree Corners, GA 30092.

LEGAL PROCEEDINGS

We are not a party to or otherwise involved in any legal proceedings.

In the ordinary course of our business, we expect that from time to time we will be involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

You should read the following discussion in conjunction with our financial statements and the related notes and other financial information included in this Form S-1. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Form S-1, particularly in the Section titled Risk Factors.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Summary Overview

Management believes, without any additional funding or revenues, the Company does not have sufficient cash to finance its operations for a period of twelve months, which estimate includes the additional expenses the Company will incur upon becoming a reporting company. We will apply any proceeds from future revenues to help cover our expenditures. At this time, management does not anticipate it will be required to seek outside funding to keep its business operational for the next twelve months. Our officers/directors have committed to contribute funds to the Company to keep it operational for the next twelve months. However, there is no guarantee that management will contribute such money when and in the amounts needed to continue operations.

If and when the time comes that we seek funding, we plan to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or other financing to fund our business operations. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Explanatory Paragraph in Our Independent Registered Public Accounting Firm Report

Our independent accountants have included a paragraph in their most recent report, in our audited financial statements for the year ending December 31, 2020, regarding concerns about our ability to continue as going concern. We have further disclosed in our notes to the audited financial statements for the year ending December 31, 2020 and the unaudited financial statements for the quarter endeing March 31, 2021 that we are dependent upon our ability to obtain financing and upon future profitable operations from the development of our business opportunities, and that there are no assurances that we will be able to meet our financial obligations in the future.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would apply to private companies. We are electing to delay such adoption of new or revised accounting standards and, as a result, we may not comply with new or revised accounting standards at the same time as other public reporting companies that are not “emerging growth companies.”

In addition, we intend to rely on other exemptions from reporting and disclosure requirements that are offered by the JOBS Act, including (i) an exemption from the need to provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, and (ii) an exemption from the need to comply with any PCAOB requirement regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and our financial statements (auditor discussion and analysis). These exemptions will apply for a period of five years following our first sale of common equity securities under an effective registration statement or until we no longer qualify as an “emerging growth company,” whichever is earlier. For further information regarding disclosure and other exemptions available to us under the JOBS Act, please see “Prospectus Summary—The Company—Implications of Being an Emerging Growth Company.”

RESULTS OF OPERATIONS

The cost of revenue declined significantly from 2019 to 2020 as the company had $271k in revenue from sale of essential oils in 2019 vs $35k in 2020 and therefore the associated costs declined as well.  However CGS for CBD oil was 9% in 2020 of associated revenue vs 76% in 2019 and this was due to the company taking a significant writedown in its inventory in 2019.  CBD oil was a foray into a separate business line due to a business opportunity that presented itself but that does not represent the core of the company's business.  Any future revenues from this are aniticipated to be sporadic and due to sales of inventory that has already been written off.

LIQUIDITY AND CAPITAL RESOURCES

The company has been generating cash from customers who typically pay a monthly fee for services. The majority of these paying customers have been utilizing our services in excess of two years. We do from time to time have clients pause their online marketing campaigns and we do at time get new clients that utilize our paid for services for shorter periods of time. As a result of the ongoing campaigns, we have been able to sustain enough liquidity to pay our bills on-time over the years. With the recent pandemic Covid-19 we did lose some clients and we did obtain new clients. We obtain an SBA Loan that has helped us to stay current with our costs of operating at a reasonable interest rate and payments that spread out over 30 years. Covid-19 was an event that we did not plan for, but due to our lack of debt and minimal staff we were able to navigate through the past 13 months without hindering our overall operations.

As a result of the past year and seeing our business model does provide profit margins and these increase as revenues go up, we decided that a Form S1 registration to provide the company with the option to raise funds to provide future growth and protection against future uncertainties would be a good way to protect against uncertainties in the future while also looking to increase sales and earnings as a result of our cost structure. If a portion of the S1 or the entire offering is completed, we are hopeful that we will be able to bring on additional developers, sales representatives and content writes that will provide additional services to generate revenue while offering the same services we have been offering that after our fixed costs are profitable and our percentage of profit margin increases with revenue increase.

EXISTING INTRA-COMPANY OPERATIONS BETWEEN FINDIT, INC. AND CLASSWORX, INC.

Findit, Inc. has receveid 1, 000,000 shares of common stock on Classworx, Inc. for the build out of the Classworx.com website.

Contemplated- As of now the companies have not contemplated any future intra-company transactions beyond the build out of the Classworx.com website.

The existing intra-company transaction of the build out of the Classworx.com website by Findit, Inc. and the compensation of 1,000,000 shares of Classworx, Inc. common restricted stock could affect the operating results and liquidity and or use of proceeds withing the next 12 months if Findit, Inc. was to liquaidate a portion or all of the 1,000,000 shares of Classworx, Inc. The affect is unknown at this time and is purely speculation. In the event Findit, Inc. did opt to sale some of or all of the Classworx, Inc. common stock the affect to Findit, Inc. would be an increase in working capital and could possibly reduce the amount of shares sold in this current Form S1 filing if the amount of the proceeds from a sale or sales of Classworx, Inc. stock exceeding the amount of funds Findit, Inc. would need to meet its current objectives with the list oof use of proceeds in this filing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks, which include the prices we will charge for our tour services. We do not engage in financial transactions for trading or speculative purposes.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS AND CORPORATE GOVERNANCE

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships among any of the directors and officers.

Name	Age	Positions and Offices Held
Raymond Firth	67	President and Director
Thomas Powers	45	Director

Management’s Experience

Raymond Firth. Mr. Firth joined the Air Force at the age of 18 and later went on to graduate from the University of Maryland. After graduating, Mr. Firth worked for Wang Laboratories in various roles from field engineer to Mid-South region business manager. During his time with Wang he also worked in Asia for approximately 17 years supporting government and corporate multinational accounts. After working at Wang, Mr. Firth moved back to the United States and started his own internet company. The company initially offered dialup internet access and later focused on business web application development and consulting. In 2005 Mr. Firth help launch TransWorldNews along with other web properties. Mr. Firth leads the team of software engineers and designers working on Findit.com web properties and Findit mobile device applications.

Mr. Firth is currently, in addition to Findit, Inc., the Chief Executive Officer and a Director of ClassWorx, Inc. Also, Mr. Firth is also an officer of TransWorldNews, which does not currently have any business operations due to the fact that the website www.transworldnews.com was acquired by Findit, Inc.

Thomas Powers. Mr. Powers has an extensive sales and business development background as well as being a vacation rental property manager himself.  Mr. Powers also founded Abodeca which is a direct booking vacation rental website that is now part of the Resortia family.  Mr. Powers has proven success in many other B2B ventures including the Security Industry, Merchant Services, Point of Sale and SEO consulting with Findit, Inc..  This experience combined with first-hand knowledge of online marketing SEO and Social Media along with Vacation Rental Property business and Real Estate makes him a valuable addition to the Findit team.

Mr. Powers is currently, in addition to Findit, Inc., a Director of ClassWorx, Inc.

Mr. Powers spends his time between Charleston, South Carolina and Bristol, Tennesse where he pursues a love of outdoor activities and family time.  Mr. Powers has also traveled extensively and over the years built up a great understanding and network inside the Vacation Home Management industry.  With his love of travel and people, he adds a real passion to the VR space with a sincere desire to help both guests and hosts connect to each other.

Board of Directors

Our board of directors consists of two members, who serve one-year terms without any compensation.

Audit Committee

The company does not presently have an Audit Committee. The members of the Board sit as the Audit Committee. No qualified financial expert has been hired because the company is too small to afford such expense.

Committees and Procedures

(1)	The registrant has no standing audit, nominating and compensation committees of the Board of Directors, or committees performing similar functions. The Board acts itself in lieu of committees due to its small size.

(2)	The view of the board of directors is that it is appropriate for the registrant not to have such a committee because its directors participate in the consideration of director nominees and the board and the company is so small.

(3)	The members of the Board who acts as nominating committee is not independent, pursuant to the definition of independence of a national securities exchange registered pursuant to section 6(a) of the Act (15 U.S.C. 78f(a).

(4)	The nominating committee has no policy with regard to the consideration of any director candidates recommended by security holders, but the committee will consider director candidates recommended by security holders.

(5)	The basis for the view of the board of directors that it is appropriate for the registrant not to have such a policy is that there is no need to adopt a policy for a small company.

(6)	The nominating committee will consider candidates recommended by security holders, and by security holders in submitting such recommendations.

(7)	There are no specific, minimum qualifications that the nominating committee believes must be met by a nominee recommended by security holders except to find anyone willing to serve with a clean background.

(8)	The nominating committee's process for identifying and evaluation of nominees for director, including nominees recommended by security holders, is to find qualified persons willing to serve with a clean backgrounds. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a security holder, or found by the board.

Code of Ethics

We have not adopted a Code of Ethics for the Board and any salaried employees.

EXECUTIVE COMPENSATION

Listed below in the executive compensation table for the years ending December 31, 2020 and 2019.

Summary Compensation Table

Name and Principal Position	Fiscal Year ending December 31,	Salary ($)	Bonus ($)	Awards ($)	All Other Compsensation ($)	Total ($)
Raymond Firth, President/Director	2020	-0-	-0-	-0-	-0-	-0-
	2019	-0-	-0-	-0-	-0-	-0-
Thomas Powers, Director	2020	-0-	-0-	-0-	-0-	-0-
	2019	-0-	-0-	-0-	-0-	-0-

We do not have any employment agreements with our officers. We do not maintain key-person life insurance for any our executive officer/director. We do not have any long-term compensation plans or stock option plans.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no arrangements or understandings pursuant to which a director or executive officer was selected to be a director or executive officer. There are no family relationships among our directors/officers.

Significant Employees

We have no significant employees other than Officers/Directors.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years and which is material to an evaluation of the ability or the integrity of our directors or executive officers:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

  being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

  was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

  was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

    Any Federal or State securities or commodities law or regulation; or
    Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or
    Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee Financial Expert

We do not have an audit committee nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is the firm of Assurance Dimensions. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with any of our officers/directors.

Compensation of Directors

We did not pay our directors any compensation during fiscal year ending December 31, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 31, 2020, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 5,000,000 shares of our Series A preferred stock, 4,900,000 shares of our Series B preferred stock, and 269,745,006 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

TITLE OF CLASS	NAME OF BENEFICIAL OWNER AND POSITION	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS	VOTING POWER
Preferred A	Firth Family Trust (1)	2,500,000	50.0%	35.4%
Preferred B	Firth Family Trust (1)	2,400,000	50.0%	13.6%
Common Stock	Firth Family Trust (1)	98,674,081	37.0%	0.6%
Preferred A	HVA Family Trust (2)	2,500,000	50.0%	35.4%
Preferred B	HVA Family Trust (2)	2,450,000	50.0%	13.9%
Common Stock	HVA Family Trust (2)	98,674,082	37.0%	0.6%
DIRECTORS AND OFFICERS AS A GROUP
Preferred A	(1 person)	2,500,000	50.0%	35.4%
Preferred B	(1 person)	2,400,000	50.0%	13.6%

Common Stock (1 person) 98,674,081 37.0% 0.6%

(1)	Raymond Firth, Trustee, 5051 Peachtree Corners Circle, #200, Peachtree Corners, GA 30092
(2)	Holly Andrews, Trustee, 5051 Peachtree Corners Circle, #200, Peachtree Corners, GA 30092

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our officers and directors own a super majority of the voting rights in the Company, as outlined in the ownership table above.

The Company has been renting office space from Holly Andrews and building Classworx.com website.

On March 31, 2019, the Company issued 796,383 shares of common stock at $0.0163 per share to Transworldnews, Inc, in exchange for cash of $13,000.

On July 12, 2019, the Company issued 1,815,845 shares of common stock at $0.071 per share to Transworldnews, Inc., in exchange for cash of $31,000.

On October 17, 2019, the Company issued 350,000 shares of common stock at $0.02 per share to Transworldnews, Inc., in exchange for cash of $7,000.

Transworldnews, Inc., is owned by Raymond Firth, CEO, Director, and holds greater than 10% of the issued and outstanding shares of the Company’s common stock; and Holly Andrews, a greater than 10% owner of the Company’s common stock.

On November 25, 2020, the Company received 1,000,000 shares of the common stock of ClassWorx in exchange for technical services provided. ClassWorx has the same majority shareholders as the Company. The shares were valued at the cost of the services provided of $35,868, which has been recorded as related party revenue with an offsetting cost of goods sold for the same amount. As of December 31, 2020, the shares of ClassWorx have been adjusted to market value of $225,000 resulting in an unrealized gain on investment of $189,132.

The Company reimbursed Holly Andrews, holds greater than 10% of the issued and outstanding shares of the company’s common stock, for office rent in the amount of $14,400 and $7,200 for the years ended December 31, 2020 and 2019, respectively.

During the years ended December 31, 2020 and 2019, the Company reimbursed Raymond Firth, CEO, Director, and holds greater than 10% of the issued and outstanding shares of the Company’s common stock, for automobile expenses in the amount of $4,748 and $2,749, respectively.

During the years ended December 31, 2020 and 2019, the Company paid $10,246 and $6,905 respectively in health and life insurance premiums on behalf of Peter Tosto. Mr. Tosto is married to Holly Andrews who holds greater than 10% of the issued and outstanding shares of the Company’s common stock.

The Company paid $14,750 and $1,500 during December 31, 2020 and 2019, respectively, to Raymond Firth, CEO, Director, and holds greater than 10% of the issued and outstanding shares of the Company’s common stock.

The Company paid $12,408 and $15,900 during December 31, 2020 and 2019, respectively, to Peter Tosto. Mr. Tosto is married to Holly Andrews who holds greater than 10% of the issued and outstanding shares of the Company’s common stock.

Our officers and directors can be considered promoters of Findit, Inc. in consideration of their participation and managing of the business of the company since its incorporation.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in this registration statement have been audited by BF Borgers CPA, PC, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Findit, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

The public may read and copy any materials with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

We intend to furnish our stockholders with annual reports containing audited financial statements.

FINANCIAL STATEMENTS

FINDIT, INC.

Page
Years ended December 31, 2020 and 2019 (audited):

Independent Auditor's Report	F-1a
Balance Sheet	F-2a
Income Statement	F-3a
Statement of Cash Flows	F-4a
Statement of Changes in Stockholders' Equity	F-5a-F-6a
Notes to Financials	F-7a

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Findit, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Findit, Inc. as of December 31, 2020 and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows (and error corrections thereto) for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC
BF Borgers CPA PC

We have served as the Company's auditor since 2020 Lakewood, CO

March 10, 2021

F-1a

FINDIT, INC. BALANCE SHEETS
	As of December 31,
	2020	2019
ASSETS
Current Assets:
Cash	$93,875	$37,975
Accounts Receivable	971	-
Total Current Assets	94,846	37,975

Non Current Assets:
Domain Name & Website, net of amortization of $51,399 and $45,467, respectively	47,854	53,785
Investment in ClassWorx Chryotherapy – related party	225,000	-
Total Other Assets	272,854	53,785
Total Assets	$367,700	$91,760

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	33,061	71,017
Current Portion Long-Term Debt	1,489	-
Deferred Revenue	7,000	6,500
Total Current Liabilities	41,550	77,517

Long-Term Debt	148,511	-

Total Liabilities	190,061	77,517

Stockholders' Deficit:
Preferred Stock, Series A, $0.001 par value, 50,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000	5,000
Preferred Stock, Series B, $0.001 par value, 5,000,000 shares authorized, 4,900,000 shares issued and outstanding	4,900	4,900
Common Stock, $0.001 par value, 500,000,000 shares authorized, 269,745,006 and 265,745,006 issued and outstanding, respectively	269,745	265,745
Additional Paid in Capital	2,436,513	2,192,513
Accumulated Deficit	(2,538,519)	(2,453,915)
Total Stockholders' Deficit	177,639	14,243
Total Liabilities & Stockholders' Equity	$367,700	$91,760
The accompanying notes are an integral part of these financial statements.

FINDIT, INC. STATEMENTS OF OPERATIONS
	For the Years Ended December 31,
	2020	2019
Revenues:
Findit Services	$363,306	$222,853
Findit Services – related party	35,868	-
Sales of Essential Oils	5,218	271,107
Returns & Allowances	-	(15,900)
Total Revenues	404,392	478,060

Cost of Goods Sold	3,229	207,142
Cost of Goods Sold – related party	35,868	-
Total Cost of Goods Sold	39,097	207,142

Gross Margin	365,295	270,918

Operating Expenses:
Advertising, Marketing & Press Release Expenses	260,870	7,483
Depreciation and Amortization Expense	5,932	5,932
Consulting Services	21,408	149,760
Content Writing	88,649	83,618
General and Administrative Expense	71,488	75,227
Professional Fees	39,738	22,540
Programming Fees	47,483	80,785
Web Design and Hosting Expense	45,375	55,140
Total Operating Expenses	580,943	480,485

Loss from Operations	(215,648)	(209,567)

Other Income (Expense):
Loss on impairment of investment	(58,088)	-
Unrealized gain on investment	189,132	-
Other income	-	1,100
Total Other Income	131,044	1,100

Loss Before Provision for Income Tax	(84,604)	(208,467)
Provision for Income Tax	-	-
Net Loss	$(84,604)	$(208,467)

Loss Per Share, Basic and Diluted	$(0.00)	$(0.00)
Weighted Average Shares Outstanding, Basic and Diluted	267,963,585	265,663,440
The accompanying notes are an integral part of these financial statements.

FINDIT, INC. STATEMENT OF STOCKHOLDERS’ DEFICIT DECEMBER 31, 2020
	Common Stock		Preferred Stock, Series A		Preferred Stock, Series B		Additional Paid	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	in Capital	Deficit	Total
Balance, December 31, 2018	263,567,988	$263,568	5,000,000	$5,000	4,9000,000	$4,900	$2,017,450	$(2,245,448)	$45,470
Cancelled Shares	(3,650,000)	(3,650)	-	-	-	-	3,650	-	-
Issued Shares	5,827,018	5,827	-	-	-	-	171,413	-	177,240
Net Loss		-	-	-	-	-	-	(208,467)	(208,467)
Balance, December 31, 2019	265,745,006	265,745	5,000,000	5,000	4,9000,000	4,900	2,192,513	(2,453,915)	14,243
Issued Shares	4,000,000	4,000	-	-	-	-	244,000	-	248,000
Net Loss	-	-	-	-			-	(84,604)	(84,604)
Balance, December 31, 2020	269,745,006	$269,745	5,000,000	$5,000	4,9000,000	$4,900	$2,436,513	$(2,538,519)	$177,639

FINDIT, INC. STATEMENTS OF CASHFLOWS
	For the Years Ended December 31,
	2020	2019
Cash Flow from Operating Activities:	(Revised)
Net Loss	$(84,604)	$(208,467)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Amortization Expense	5,932	5,932
Common stock issued for services	248,000	116,240
Investment in ClassWorx – related party	(225,000)	-
Changes in Operating Assets and Liabilities:
Accounts Receivable	(971)	-
Other Assets	-	(1,099)
Accounts Payable	(37,957)	58,159
Deferred Revenue	500	3,200
Net Cash Used by Operating Activities	(94,100)	(26,035)

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities
Proceeds from the Sale of Common Stock	-	61,000
Proceeds from Long-Term Debt	150,000	-
Net Cash Provided By Financing Activities	150,000	61,000

Net Increase in Cash	55,900	34,965

Cash at Beginning of Year	37,975	3,010

Cash at End of Year	$93,875	$37,975

Cash Paid During the Year for:
Interest	$-	$-
Income Taxes	$-	$-

Supplemental non-cash disclosure:
Unrealized gain on available-for-sale securities	$215,000	$-
Loss on impairment of investment	$58,088	$-
The accompanying notes are an integral part of these financial statements.

FINDIT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1 – ORGANIZATION & SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

FINDIT, Inc., (“the Company”), was organized on December 23, 1998 as a Nevada Corporation. The Company offers online products and services that consists of content distribution, content creation, web development, Search Engine Optimization, Social Media, and Social Networking Marketing Campaigns. Products and services include news and press release distribution, Findit extension domains we call Vanity Keyword URLs, Findit Prime which is a bundled package of press release distribution, vanity URL, URL submissions into the Findit search engine and social media promoted posts.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the years ended December 31, 2020 or 2019.

Concentration of Credit Risk

The credit risk for customer accounts is not significant due to its diverse customer base. Customer accounts typically are collected within a short period of time. The Company maintains its cash balances in one financial institution located in Atlanta, Georgia. The balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At December 31, 2020 and 2019, the Company had no uninsured cash balances.

Revenue Recognition

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied.

Inventory

The Company sells essential oils and records purchases of materials for resale as inventory until all the elements of the sale have occurred. Inventory is recorded at the lower of cost or market. Management determined that the inventory on hand is not currently sellable during 2019 given current market conditions and has reduced the inventory value from $44,695 down to zero in 2019. This amount is included in the caption “Purchases of Materials & Supplies” in the financial statements.

Intangible Assets

Intangible assets are amortized over a period of fifteen years on a straight-line basis and consist principally of the cost to acquire the Company’s domain name.

Fair Value Measurements

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2020. See Note 4 for additional disclosures for the Company’s investments measured at fair value.

Stock-based Compensation

We account for equity-based transactions with nonemployees under the provisions of ASC Topic No. 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). ASC 505-50 establishes that equity-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to nonemployees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, we recognize the fair value of the equity instruments issued as deferred stock compensation and amortize the cost over the term of the contract.

We account for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation—Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.  The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to tax net operating loss carryforwards. The deferred tax assets and liabilities represent the future tax return consequences of these differences, which will either be taxable or deductible when assets and liabilities are recovered or settled, as well as operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established against deferred tax assets when in the judgment of management, it is more likely than not that such deferred tax assets will not become available. Because the judgment about the level of future taxable income is dependent to a great extent on matters that may, at least in part, be beyond the Company’s control, it is at least reasonably possible that management’s judgment about the need for a valuation allowance for deferred taxes could change in the near term.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of October 31, 2019, and 2018, no liability for unrecognized tax benefits was required to be reported.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. There are no potentially dilutive common shares for the years ended December 31, 2020 and 2019.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $2,753,519 as of December 31, 2020, and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations as they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, and/or private placement of common stock.

In order to mitigate the conditions that raise substantial doubt about our ability to continue as a going concern, the company has exited the CBD oil business which consumed substantial capital and resources and has streamlined operational costs.

NOTE 3 - STOCKHOLDERS' EQUITY

On March 5, 2019, the Company issued 500,000 shares of common stock at $0.02 per share to Calvin Corzine in exchange for cash of $10,000.

On July 12, 2019, the Company issued 200,000 shares of commons stock at $0.001 per share to Chad Corzine in exchange for sales services valued at $8,000.

On October 17, 2019, the Company issued 2,164,790 shares of common stock at $0.001 per share to Chad Corzine in exchange for sales services valued at $108,240.

On November 21, 2019, the Company cancelled 3,650,000 shares of common stock issued to Pete Iodice due to the recission of the agreement by which the shares had been issued.

On June 11, 2020, 4,000,000 shares were issued to Empire Associates at a share price of $0.062 and were valued at $248,000 in exchange for marketing and investor relations services.

Refer to Note 6 for shares issued to related parties.

NOTE 4 – INVESTMENTS

During 2020, the Company purchased the common stock of Virtual Class Services, Inc. in the following transactions: 10,000 shares at $1 per share in cash, 13,088 shares at $1 Per share in exchange for the sale of various domain names, and 35,000 shares at $1 per share in exchange for technical services provided to the company. At December 31, 2020, management determined that these shares have zero value. The Company has reported a loss on impairment of investment of $58,088.

NOTE 5 – LONG-TERM DEBT

During the current period, the Company borrowed $150,000 utilizing the Small Business Administration’s Economic Industry Disaster Loan program. The loan is repayable at 3.75% beginning one year after the proceeds were received which was July 20, 2020.

Principal payments for the next five years and thereafter are as follows:

For the year ended December 31:
December 31, 2021	$1,489
December 31, 2022	3,063
December 31, 2023	3,179
December 31, 2024	3,301
December 31, 2025	3,427
Thereafter	135,541
Total	$150,000

NOTE 6 – RELATED PARTY TRANSACTIONS

On March 31, 2019, the Company issued 796,383 shares of common stock at $0.0163 per share to Transworldnews, Inc, in exchange for cash of $13,000.

On July 12, 2019, the Company issued 1,815,845 shares of common stock at $0.071 per share to Transworldnews, Inc., in exchange for cash of $31,000.

On October 17, 2019, the Company issued 350,000 shares of common stock at $0.02 per share to Transworldnews, Inc., in exchange for cash of $7,000.

Transworldnews, Inc., is owned by Raymond Firth, CEO, Director, and holds greater than 10% of the issued and outstanding shares of the Company’s common stock; and Holly Andrews, a greater than 10% owner of the Company’s common stock.

On November 25, 2020, the Company received 1,000,000 shares of the common stock of ClassWorx in exchange for technical services provided. ClassWorx has the same majority shareholders as the Company. The shares were valued at the cost of the services provided of $35,868, which has been recorded as related party revenue with an offsetting cost of goods sold for the same amount. As of December 31, 2020, the shares of ClassWorx have been adjusted to market value of $225,000 resulting in an unrealized gain on investment of $189,132.

The Company reimbursed Holly Andrews, a stockholder holding greater than 10% of the issued and outstanding shares of the company’s common stock for office rent in the amount of $14,400 and $7,200 for the years ended December 31, 2020 and 2019, respectively.

During the years ended December 31, 2020 and 2019, the Company reimbursed Raymond Firth, CEO, Director, and holds greater than 10% of the issued and outstanding shares of the Company’s common stock, for automobile expenses in the amount of $4,748 and $2,749 respectively.

During the years ended December 31, 2020 and 2019, the Company paid $10,246 and $6,905 respectively in health and life insurance premiums to Peter Tosto. Mr. Tosto is married to Holly Andrews who holds greater than 10% of the issued and outstanding shares of the Company’s common stock.

The Company paid $14,750 and $1,500 during December 31, 2020 and 2019, respectively, to Raymond Firth, CEO, Director, and holds greater than 10% of the issued and outstanding shares of the Company’s common stock.

The Company paid $12,408 and $15,900 during December 31, 2020 and 2019, respectively, to Peter Tosto. Mr. Tosto is married to Holly Andrews who holds greater than 10% of the issued and outstanding shares of the Company’s common stock.

NOTE 7 - INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company is using the U.S. federal income tax rate of 21%.

The provision for Federal income tax consists of the following December 31:

	2020	2019
Federal income tax benefit attributable to:
Current Operations	$(57,500)	$(43,800)
Less: valuation allowance	57,500	43,800
Net provision for Federal income taxes	$-	$-

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	2020	2019
Deferred tax asset attributable to:
Net operating loss carryover	$(572,800)	$(515,000)
Less: valuation allowance	572,800	515,000
Net deferred tax asset	$-	$-

At December 31, 2020, the Company had net operating loss carry forwards of approximately $572,800 that maybe offset against future taxable income.  No tax benefit has been reported in the December 31, 2020 or 2019 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company files income tax returns in the U.S. federal jurisdiction, and various state and local jurisdictions. Federal income tax returns prior to fiscal year 2016 are closed.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2020, the Company had no accrued interest or penalties related to uncertain tax positions.

NOTE 8 - SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, from the balance sheet date through July 15, 2021 and has determined that there are no material subsequent events that require disclosure in the financial statements.

FINANCIAL STATEMENTS

FINDIT, INC.

Page
Quarter ended March 31, 2021:

Balance Sheet	F-2b
Income Statement	F-3b
Statement of Cash Flows	F-4b
Statement of Changes in Stockholders' Equity	F-5b-F-6b
Notes to Financials	F-7b

FINDIT, INC. BALANCE SHEETS

	March 31, 2021	December 31, 2020
ASSETS	(Unaudited)	(Audited)
Current Assets:
Cash	$94,937	$93,875
Accounts Receivable	-	971
Total Current Assets	94,937	94,846

Non Current Assets:
Domain Name & Website, net of amortization of $52,882 and $51,399, respectively	46,370	47,854
Investment in ClassWorx – related party	307,000	225,000
Total Other Assets	353,370	272,854
Total Assets	$448,307	$367,700

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	$24,426	$33,061
Current Portion Long-Term Debt	-	1,489
Deferred Revenue	10,175	7,000
Total Current Liabilities	34,601	41,550

Long-Term Debt	150,000	148,511

Total Liabilities	184,601	190,061

Stockholders' Equity:
Preferred Stock, Series A, $0.001 par value, 50,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000	5,000
Preferred Stock, Series B, $0.001 par value, 5,000,000 shares authorized, 4,900,000 shares issued and outstanding	4,900	4,900
Common Stock, $0.001 par value, 500,000,000 shares authorized, 269,745,006 issued and outstanding	269,745	269,745
Additional Paid in Capital	2,436,513	2,436,513
Accumulated Deficit	(2,452,452)	(2,538,519)
Total Stockholders' Equity	263,706	177,639
Total Liabilities & Stockholders' Equity	$448,307	$367,700
The accompanying notes are an integral part of these unaudited financial statements.

FINDIT, INC. STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended March 31,
	2021	2020
Revenues:
Findit Services	$75,728	$84,400
Sales of Essential Oils	586	610
Total Revenues	76,314	85,010

Cost of Goods Sold:
Purchases of Materials & Supplies	-	482
Freight & Shipping	-	112
Total Cost of Goods Sold	-	594

Gross Margin	76,314	84,416

Operating Expenses:
Advertising, Marketing & Press Release Expenses	2,347	1,653
Amortization Expense	1,483	1,483
Consulting Services	7,350	9,300
Content Writing	16,200	24,814
General and Administrative Expense	21,584	17,642
Professional Fees	29,130	4,783
Programming Fees	26,320	21,120
Web Design and Hosting Expense	11,056	19,679
Total Operating Expenses	115,470	100,474

Loss from Operations	(39,156)	(16,058)

Other Income:
Other income	43,223	-
Total Other Income	43,223	-

Income (Loss) Before Provision for Income Tax	4,067	(16,058)
Provision for Income Tax	-	-
Net Income (Loss)	4,067	(16,058)

Other Comprehensive Income (Loss)
Unrealized gain on available-for-sale securities	82,000	-
Total Comprehensive Income (Loss)	$86,067	$(16,058)

Income (Loss) Per Share, Basic and Diluted	$0.00	$(0.00)
Weighted Average Shares Outstanding, Basic and Diluted	269,745,006	265,745,006
The accompanying notes are an integral part of these unaudited financial statements.

FINDIT, INC. STATEMENT OF STOCKHOLDERS’ DEFICIT For the Three Months Ended March 31, 2020 and 2021 (Unaudited)
	Common Stock		Preferred Stock, Series A		Preferred Stock, Series B		Additional Paid	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	in Capital	Deficit	Total
Balance, December 31, 2019	265,745,006	$265,745	5,000,000	$5,000	4,9000,000	$4,900	$2,192,513	$(2,453,915)	$14,243
Net Loss	-	-	-	-	-	-	-	(16,058)	(16,058)
Balance, March 31, 2020	265,745,006	$265,745	5,000,000	$5,000	4,9000,000	$4,900	$2,192,513	$(2,469,973)	$(1,815)

	Common Stock		Preferred Stock, Series A		Preferred Stock, Series B		Additional Paid	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	in Capital	Deficit	Total
Balance, December 31, 2020	269,745,006	$269,745	5,000,000	$5,000	4,9000,000	$4,900	$2,436,513	$(2,538,519)	$177,639
Net Income	-	-	-	-	-	-	-	86,067	86,067
Balance, March 31, 2021	269,745,006	$269,745	5,000,000	$5,000	4,9000,000	$4,900	$2,436,513	$(2,452,452)	$263,706

The accompanying notes are an integral part of these unaudited financial statements.

FINDIT, INC. STATEMENTS OF CASHFLOWS (Unaudited)
	For the Three Months Ended March 31,
Cash Flow from Operating Activities:	2021	2020
Net Income (Loss)	$86,067	$(16,058)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided (Used) by Operating Activities:
Amortization Expense	1,483	1,483
Investment in ClassWorxClassWorx – related party	(82,000)	-
Changes in Operating Assets and Liabilities:
Accounts Receivable	971	-
Accounts Payable	(8,635)	(14,015)
Deferred Revenue	3,176	(1,124)
Net Cash Provided (Used) by Operating Activities	1,062	(29,714)

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities	-	-

Net Increase (Decrease) in Cash	1,062	(29,714)

Cash at Beginning of Period	93,875	37,975

Cash at End of Period	$94,937	$8,261

Cash Paid During the Period for:
Interest	$-	$-
Income Taxes	$-	$-

Supplemental non-cash disclosure:
Unrealized gain on available-for-sale securities	$82,000	$-
The accompanying notes are an integral part of these unaudited financial statements.

FINDIT, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 1 – ORGANIZATION & SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

FINDIT, Inc., “the Company”, was organized on December 23, 1998 as a Nevada Corporation. The Company offers online products and services that consists of content distribution, content creation, web development, Search Engine Optimization, Social Media, and Social Networking Marketing Campaigns. Products and services include news and press release distribution, Findit extension domains we call Vanity Keyword URLs, Findit Prime which is a bundled package of press release distribution, vanity URL, URL submissions into the Findit search engine and social media promoted posts.

Basis of Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC") and should be read in conjunction with the year end financial statements and notes thereto. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the interim periods presented have been reflected herein. The results of operations for such interim periods are not necessarily indicative of operations for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the yearend financial statements for the most recent fiscal year have been omitted.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied.

Intangible Assets

Intangible assets are amortized over a period of fifteen years on a straight-line basis and consist principally of the cost to acquire the Company’s domain name.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 – GOING CONCERN

The accompanying unaudited financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $2,452,452 as of March 31, 2021, and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations as they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, and/or private placement of common stock.

NOTE 3 – INVESTMENTS

On November 25, 2020, the Company purchased 1,000,000 shares of the common stock of ClassWorx at $0.01 per share in exchange for technical services provided. This investment meets the criteria of level one inputs for which quoted market prices are available in active markets for identical assets or liabilities as of the reporting date. As of March 31, 2020, the shares of ClassWorx have a reported market value of $307,000. The Company has adjusted the reported amounts for these investments to market value resulting in an unrealized gain reported of $82,000.

NOTE 4 – LONG-TERM DEBT

The Company borrowed $150,000 utilizing the Small Business Administration’s Economic Injury Disaster Loan Program. The loan is repayable at 3.75% beginning one year after the proceeds were received which was July 20, 2020. Subsequently Congress has extended the repayment period to one year after the initial date, or July 20, 2022. Therefore, this loan is classified as long-term in the financial statements.

Principal payments for the next five years and thereafter are as follows:

Year Ended Amount

December 31, 2022 $1,489

December 31, 2023 3,063

December 31, 2024 3,179

December 31, 2025 3,301

December 31, 2026 3,427

Thereafter 135,541

Total $ 150,000

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company reimbursed a stockholder holding greater than 10% of the issued and outstanding shares of the company’s common stock for office rent in the amount of $6,440 and $3,600 for the three months ended March 31, 2021 and 2020, respectively.

During the three months ended March 31, 2021 and 2020, the Company reimbursed a stockholder holding greater than 10% of the issued and outstanding shares of the Company’s common stock for automobile expenses in the amount of $1,549 and $1,299, respectively.

During the three months ended March 31, 2021 and 2020, the Company paid $2,870 and $1,776, respectively, in health and life insurance premiums on behalf of a stockholder holding greater than 10% of the issued and outstanding shares of the Company’s common stock.

The Company paid $17,500 and $-0- during March 31, 2021 and 2020, respectively, for services, to one shareholder holding greater than 10% of the issued and outstanding shares of the Company’s common stock.

NOTE 6 – OTHER INCOME

The Company recognized $43,223 in the three-month period ended March 31, 2021 from the settlement of claims with a former commissioned sales agent in connection with the sale of CBD oil.

NOTE 7 - SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, from the balance sheet date through the date the financial statements were available to be issued and has determined that there are no material subsequent events that require disclosure in these unaudited financial statements.

[BACK COVER PAGE OF PROSPECTUS]

PROSPECTUS

[date]

FINDIT, INC.

10,000,000 Shares of Common Stock

       Dealer prospectus delivery obligation

Until [date], all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of issuance and distribution are set forth below:

Nature of Expenses:

U.S. Securities and Exchange Commission Registration Fee	$26
Legal Fees and Miscellaneous Expenses*	$15,000
Audit Fees*	$10,000
Transfer Agent Fees*	$800
Printing*	$100

Total Expenses	$25,926

*Estimated Expenses

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

We do not carry or maintain any insurance coverage for the benefit of your officers and directors at this time. Our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and were issued under Regulation D, Rule 506 to an accredited investors. The issuance of these shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the only one entity involved in the offering, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The sales of these shares were to known acquaintances to the President of the Company. The shares were purchased for investment purpose and not for resale. In addition, this investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted.

On January 12, 2018, the company issued 3,000,000 shares of our common stock to TransWorldNews who for cash in the amount of $15,000.00 at 0.005 of a cent. Voting rights Raymond Firth

On February 27, 2018 the company issued to a un-related party 1,000,000 shares of our common stock valued at $10,000.00 to RC Jewels Restricted for Social Networking and E - Commerce Consulting Services. Voting rights Robert Chestnutis

On June 5, 2018 the company issued to a unrelated individual 200,000 shares of our common stock valued at $2,000.00 to Calvin Corzine for Brand Awareness for Findit.com along with Consulting on Social Networking Posting.

On June 13, 2018 Wooeb, Inc. converted 100,000,000 shares of the company common to Preferred Series B. The conversion reduced the number of common shares outstanding by 100,000,000 and increased the Series B Preferred by 100,000. Voting Rights Raymond Firth

On December 31, 2018 the company issued 8,780,000 shares of our common stock to TransWorldNews, Inc. for cash in the amount of $31,000.00 at 0.0035 of a cent. Voting Rights Raymond Firth

The Following Shares were issued or converted in 2019

On March 5, 2019, the company issued 500,000 shares of our common stock to Calvin Corzine who paid to the company $10,000.00. The purchase price of these shares were at 0.02 cent.

On March 31, 2019 the company issued 796,383 shares of our common stock toTransWorldNews, Inc. who paid the company $13,000.00. The purchase price for these shares were at 0.016. Voting Rights Raymond Firth

On July 12, 2019 the company issued 1,876,451 shares of our common stock to TransWorldNews, Inc. who paid $31,000.00. The purchase price of these shares were at 0.0165. Voting Rights Raymond Firth.

On July 12, 2019 the company issued 200,000 shares of common stock valued at $2,000.00 to Chad Corzine for Consulting Marketing Services.

On October 17, 2019 the company issued 350,000 shares of common stock valued at $7,000.00 to TransWorldNews, Inc. who paid $7,000.00. The purchase price of these shares were at 0.02. Voting Rights Raymond Firth.

On October 17, 2019 the company issued 2,164,790 shares of common stock valued at $43,295.00 to Chad Corzine for Sales Services.

On November 21, 2019 the company cancelled 3,650,000 shares of common stock in the name of Pete Iodice as part of a recession.

June 11, 2020 New Issuance 4,000,000 common $0.062 NoEmpire Associates, Inc. – Jamie Yafa Investor Relations services

There have been approximately 118,867,624 during the fiscal years ended December 31, 2019 and December 31, 2020. As of December 31, 2020, we had a total of 157 shareholders.

EXHIBITS

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
3.1	Articles of Incorporation, as currently in effect		S-1	N/A	3.1	3/11/2011
3.2	Bylaws, as currently in effect		S-1	N/A	3.2	3/11/2011
5.1	Opinion of Thomas C. Cook, Esq., regarding the legality of the securities being registered	X
23.1	Consent of Auditor	X
23.2	Consent of Law Offices of Thomas C. Cook, Ltd (contained in Exhibit 5.1)	X
99.1	Subscription Agreement		S-1	N/A	99.1	3/11/2011

UNDERTAKINGS

We hereby undertake to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, and the State of Nevada.

Date: July 15, 2021

FINDIT, INC.
By:/s/ Raymond Firth
Raymond Firth Chief Executive Officer, President and Director Principal Executive, Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond Firth Raymond Firth	Chief Executive Officer and Director	July 15, 2021
/s/ Thomas Powers Thomas Powers	Director	July 15, 2021